EXHIBIT 10.6
LEAP WIRELESS INTERNATIONAL, INC.
2004 STOCK OPTION, RESTRICTED STOCK AND DEFERRED STOCK UNIT PLAN

PERFORMANCE SHARE UNIT AWARD GRANT NOTICE AND
PERFORMANCE SHARE UNIT AWARD AGREEMENT
Leap Wireless International, Inc., a Delaware corporation (the “Company”), pursuant to its 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “Plan”), hereby grants to the individual listed below (“Holder”), an award of performance share units (“Units”) with respect to the number of shares of the Company’s common stock (the “Shares”) indicated below, which Units shall be eligible for vesting based on the performance of the Company and certain service requirements, as set forth on Exhibit B attached hereto. The Units are Deferred Stock Units pursuant to the terms of the Plan. This award for Units (this “Award”) is subject to all of the terms and conditions as set forth herein and in the Performance Share Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan or the Agreement shall have the same defined meanings in this Performance Share Unit Award Grant Notice (the “Grant Notice”) and the Agreement.

Holder:
Grant No.:
Grant Date:
Target Units:
Maximum Units:
Distribution Schedule:	Subject to the terms of the Agreement, the Units shall be distributable as they vest pursuant to the Vesting Schedule.
Vesting Schedule:	Subject to the terms of the Agreement, the Award shall vest on the dates and in the amounts set forth on Exhibit B attached hereto.

By Holder’s signature below, or by Holder’s submitting his or her electronic acceptance of the Award subject to this Grant Notice using the website of the Company’s designated brokerage firm, Holder agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Holder agrees to access copies of the Plan and the prospectus governing the Plan (the “Plan Documents”) on the Company’s intranet or on the website of the Company’s designated brokerage firm. Paper copies are also available upon request to the Secretary of the Company at the Company’s corporate offices.
Holder has reviewed this Grant Notice, the Agreement and the Plan Documents in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice or accepting the Award subject hereto and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Holder agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Agreement.

HOLDER
By:
Print Name:
Address:

EXHIBIT A

TO PERFORMANCE SHARE UNIT AWARD GRANT NOTICE

PERFORMANCE SHARE UNIT AWARD AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Holder the right to receive a number of Units up to the number of Maximum Units set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE I.
AWARD OF PERFORMANCE SHARE UNITS

1.1    Award of Performance Share Units.
(a)    Award. Effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), and upon the terms and conditions set forth in the Plan and this Agreement, the Company irrevocably grants to Holder the right to receive a number of Units up to the number of Maximum Units set forth in the Grant Notice, in consideration of Holder’s employment with or service to the Company or its Subsidiaries on or before the Grant Date, for which the Administrator has determined Holder has not been fully compensated, and the Administrator has determined that the benefit received by the Company as a result of such employment or service has a value that exceeds the aggregate par value of the Shares issuable pursuant to the Units, which Shares, when and if issued in accordance with the terms hereof, shall be fully paid and nonassessable. Prior to actual issuance of any Shares, the Units and the Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)    Vesting. The Units subject to the Award shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the Units have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Holder will have no right to any distribution with respect to such Units. Except as set forth in Exhibit B hereto, in the event of Holder’s Termination of Employment prior to the vesting of all of the Units, any unvested Units will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.
(c)    Distribution of Shares.
(i)    Shares of Common Stock shall be distributed to Holder (or in the event of Holder’s death, to his or her estate) with respect to such Holder’s vested Units as soon as practicable following the vesting date of the Units as specified in the Vesting Schedule set forth in the Grant Notice, subject to the terms and provisions of the Plan and this Agreement. All distributions shall be made by the Company in the form of whole shares of Common Stock (rounded down to the next whole share).
(ii)    Neither the time nor form of distribution of Common Stock with respect to the Units may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”).
(d)    Generally. Shares issued under the Award shall be issued to Holder or Holder’s beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (i) uncertificated form, with the Shares recorded in the name of Holder in the books and records of the Company’s transfer agent with appropriate notations regarding any restrictions on transfer imposed pursuant to this Agreement; or (ii) certificate form.
1.2    Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)    The Company has the authority to deduct or withhold, or require Holder to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including any FICA obligation) required by law to be withheld with respect to any taxable event arising from the vesting of the Units or Holder’s receipt of the Shares upon settlement of the Units. The Company may permit, but shall not be obligated to allow, Holder to make such payment in one or more of the forms specified below:

(i)     by cash or check made payable to the Company;

(ii)     by the deduction of such amount from other compensation payable to Holder;

(iii)     by requesting that the Company withhold a net number of vested Shares otherwise issuable (including through providing sale instructions to a brokerage firm in a manner consistent with Section 1.2(c) below) pursuant to the Units having a then-current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes (the “Withholding Amount”);

(iv)     by tendering a number of vested Shares (including through providing sale instructions to a brokerage firm in a manner consistent with Section 1.2(c) below) having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Withholding Amount; or

(v)     any combination of the foregoing.

(b)     In the event Holder fails to provide timely payment of all sums required pursuant to Section 1.2(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Holder to satisfy all or any portion of Holder’s required payment obligation pursuant to Section 1.2(a)(ii) or Section 1.2(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the Units to Holder or his or her legal representative unless and until Holder or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Holder resulting from the vesting of the Units, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the Units.

(c)    In the event Holder’s tax withholding obligation will be satisfied under Section 1.2(a)(iii) or Section 1.2(a)(iv) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Holder’s behalf a whole number of Shares as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy Holder’s tax withholding obligation. Holder’s acceptance of this Award constitutes Holder’s instruction and authorization to the Company and such brokerage firm to complete the transactions described above, including the transactions described in the previous sentence, as applicable. Any Shares to be sold at the Company’s direction through a broker-assisted sale will be sold on the day the tax withholding obligation arises (i.e., the date Shares are delivered) or as soon thereafter as practicable. The Shares may be sold as part of a block trade with other participants of the Plan in which all participants receive an average price. Holder will be responsible for all broker’s fees and other costs of sale, and Holder agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed Holder’s tax withholding obligation, the Company agrees to pay such excess in cash to Holder as soon as practicable. Holder acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price and that the proceeds of any such sale may not be sufficient to satisfy Holder’s tax withholding obligation. The Company may refuse to issue any Shares in settlement of the Award to Holder until the foregoing tax withholding obligations are satisfied.
1.3    Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares issuable upon the vesting of the Units prior to the fulfillment of all of the conditions set forth in Section 6.3 of the Plan.

ARTICLE II.
RESTRICTIONS
2.1    Award and Interests Not Transferable. The Units awarded hereunder shall not be liable for the debts, contracts or engagements of Holder or his or her successors in interest or be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
2.2    Rights as Stockholder. Neither Holder nor any person claiming under or through Holder shall have any of the rights or privileges of a stockholder of the Company as a result of the issuance of the Units or in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Holder (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Holder shall have all the rights of a stockholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.
ARTICLE III.
OTHER PROVISIONS

3.1    No Employment Rights. If Holder is an Employee, nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or any Subsidiary and Holder.
3.2    Conformity to Securities Laws. Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and any Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.3    Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed or acknowledged by Holder and by a duly authorized representative of the Company.
3.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company (or, if sent by email, to the then-current email address for the Secretary of the Company), and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder’s signature on the Grant Notice or to the most recent address for Holder in the Company’s personnel records (or, if sent by email, to the most recent email address for Holder in the Company’s personnel records). By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.
3.6    Section 409A.

(a)    Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A. The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.
(b)    This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares issuable pursuant to the Units hereunder shall be distributed to Holder no later than the later of: (i) the fifteenth (15th) day of the third month following Holder’s first taxable year in which such Units are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following the first taxable year of the Company in which such Units are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A. If any of the conditions to the issuance of any Shares issuable upon the vesting of the Units under Section 1.1(b) above that are within the control of Holder have not been satisfied prior to the date set forth in the preceding sentence, the Units will terminate automatically and without any further action by the Company and be forfeited without further notice and at no cost to the Company.
3.7    Tax Representations. Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
3.8    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.9    Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
3.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Units and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

EXHIBIT B
TO PEFORMANCE SHARE UNIT AWARD GRANT NOTICE
VESTING PROVISIONS

Capitalized terms used in this Exhibit B and not defined below shall have the meanings given to them in the Agreement to which this Exhibit B is attached.
1.    Vesting of Units.
(a)    Performance-Based Vesting of Units. The Units shall become eligible to vest based on the Company’s results as measured against performance levels for each of Fiscal Year 2012 and Fiscal Year 2013. Performance levels for Fiscal Year 2012 shall be based upon adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) and net customer additions (“Net Additions”) as set forth in Annex A attached hereto. Performance levels for Fiscal Year 2013 shall be determined by the Compensation Committee during Fiscal Year 2013. The overall performance level for purposes of determining the vesting of outstanding Units granted pursuant to this Agreement shall be determined by averaging the percentage attainment for each of Fiscal Year 2012 and Fiscal Year 2013 against the target opportunity (such resulting number of Units, the “Vesting Eligible Units”). As further described below, except as set forth in Section 2 of this Exhibit B with respect to a Change in Control, once the performance levels set forth in this Section 1(a) are determined, Units shall not vest and the Shares underlying the Units shall not be delivered until the conditions set forth in Sections 1(b) and 1(c) of this Exhibit B are satisfied.
(b)    Time-Based Vesting of Units. Subject to Holder’s continued employment through the applicable vesting date, (i) one-half of the Vesting Eligible Units (the “First Tranche Units”) shall vest and settle on the later of (A) the date immediately following the date on which the Company files its Annual Report on Form 10-K for Fiscal Year 2013 (the “First Scheduled Vesting Date”) and (B) achievement of the Share Price Gate Condition (as defined below); provided, however that if the Share Price Gate Condition is not achieved within one year of the First Scheduled Vesting Date, the First Tranche Units shall be forfeited for no consideration and (ii) the remaining one-half of the Vesting Eligible Units (the “Second Tranche Units”) shall vest on the later of (A) December 31, 2014 (the “Second Scheduled Vesting Date”) and (B) achievement of the Share Price Gate Condition; provided, however that if the Share Price Gate Condition is not achieved within one year of the Second Scheduled Vesting Date, the Second Tranche Units shall be forfeited for no consideration.
(c)    Share Price Gate Condition. Except as set forth in Section 2(a) of this Exhibit B, in order for the Vesting Eligible Units to vest pursuant to Section 1(b) of this Exhibit B, the average of the closing prices of the Company’s common stock for any 30-calendar day period must be greater than [$____] (as adjusted for any stock split, combination or other recapitalization) (i) with respect to the First Tranche Units, for the 30 days prior to the First Scheduled Vesting Date or for any 30-day period prior to the one-year anniversary of the First Scheduled Vesting Date; and (ii) with respect to the Second Tranche Units, for the 30 days prior to the Second Scheduled Vesting Date or for any 30-day period prior to the one-year anniversary of the Second Scheduled Vesting Date (such requirement, the “Share Price Gate Condition”). Notwithstanding the foregoing, the Share Price Gate Condition shall not apply to the Vesting Eligible Units if the Holder elects to amend the terms of his or her severance benefits agreements with the Company to broaden the definition of “cause” thereunder on terms acceptable to the Company.
(d)    Performance Improvement Plan. Notwithstanding the foregoing, if Holder is placed on a Performance Improvement Plan (as defined below) at any time during the period beginning on the Grant Date and ending on December 31, 2014 (the “Unit Performance and Vesting Period”), the number of Vesting Eligible Units that such Holder shall be entitled to receive shall be prorated to reflect that portion of the Unit Performance and Vesting Period during which he or she was subject to a Performance Improvement Plan.
(e)    Definition of Fiscal Year. For purposes of this Exhibit B, the term “Fiscal Year” means the Company’s fiscal year ending December 31.

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(f)    Definition of Performance Improvement Plan. For purposes of this Exhibit B, the term “Performance Improvement Plan” means a documented performance improvement process pursuant to which an employee with performance issues is placed on a plan designed to improve his or her performance within a state period.
2.    Change in Control.
(a)    Performance Measurement Upon A Change in Control. The Units shall be eligible to vest in connection with a Change in Control as follows:
(i)     Before End of Fiscal Year 2013. In the event of approval by the Company’s stockholders at any time during Fiscal Year 2012 or Fiscal Year 2013 of a transaction that would qualify as a Change in Control, the Target Units shall become the number of Vesting Eligible Units which Holder is eligible to receive, with the vesting and settlement of such Units to be subject to Holder’s continued employment through the applicable vesting dates set forth in Section 1(b) above; provided, however, that the Share Price Gate Condition will be deemed to have been achieved for all purposes.
(ii)     After End of Fiscal Year 2013. In the event of approval by the Company’s stockholders at any time after the end of Fiscal Year 2013 of a transaction that would qualify as a Change in Control, the vesting and settlement of Units shall continue to determined pursuant to Section 1 above; provided, however, that the Share Price Gate Condition will be deemed to have been achieved for all purposes.
(b)    Termination of Employment in the Event of a Change in Control. In the event of a Change in Control, if Holder experiences a Termination of Employment by reason of discharge by the Company other than for Cause (as defined below), or by reason of resignation by Holder for Good Reason (as defined below), during the period commencing ninety (90) days prior to such Change in Control and ending twelve (12) months after such Change in Control (the “Change in Control Period”), then such number of Units as determined in accordance with Section 2(a) (the “CIC Vesting Eligible Units”) above shall vest and be distributable on the date of Holder’s Termination of Employment (or, if later, immediately prior to the date of the occurrence of such Change in Control). In the event that Holder has a Termination of Employment following the Change in Control Period, the settlement of the CIC Vesting Eligible Units shall be determined in accordance with Section 1(b) above (replacing references to Vesting Eligible Units with references to CIC Vesting Eligible Units).
(c)    Definitions of Cause and Good Reason. For purposes of this Exhibit B, the terms “Cause” and “Good Reason” shall have the meanings ascribed to such terms in Holder’s employment or severance agreement with the Company in effect on the Grant Date.
(d)    Condition to Vesting and Distribution of Units. The vesting and distribution of Units pursuant to Section 2(b) of this Exhibit B shall be conditioned on Holder’s delivery to the Company of an executed General Release substantially in the form attached as Exhibit C to the Grant Notice (which General Release shall be subject to revision from time-to-time by the Company due to, among other things, changing legal and regulatory requirements) and Holder’s non-revocation of such General Release during the time period for such revocation set forth therein.
3.    Adjustment to Vesting Conditions and Performance Levels. The vesting terms and conditions set forth in this Exhibit B (including, without limitation, the projected performance levels set forth on Annex A) were established based the Company’s then-contemplated business plans and operations and projected performance levels. The Administrator reserves the right, at any time, to adjust or modify the vesting terms set forth in this Exhibit B (including, without limitation, the projected performance levels set forth on Annex A), in its sole and absolute discretion, to reflect changes in the Company’s business plans and operations or otherwise, pursuant to notice provided to the Holder.
4.    Confidentiality. Holder agrees to keep the OIBDA and Net Additions achievement levels set forth in this Exhibit B confidential and not to disclose such thresholds to any third party without the prior written consent of the Company.

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EXHIBIT C
TO PERFORMANCE SHARE UNIT AWARD GRANT NOTICE
FORM OF GENERAL RELEASE
1.    General Release of Claims. In consideration of certain rights to accelerated vesting of performance share units granted to the undersigned (“Holder”) by Leap Wireless International, Inc. (the “Company”) pursuant to the Leap Wireless International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “Plan”), Holder does hereby for himself or herself and his or her spouse, beneficiaries, heirs, successors and assigns, release, acquit and forever discharge the Company and Cricket Communications, Inc. (collectively, the “Companies”) and their respective stockholders, officers, directors, managers, employees, representatives, related entities, successors and assigns, and all persons acting by, through or in concert with them (collectively, the “Releasees”) of and from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, except for criminal activity, known or unknown, which Holder may have against the Releasees based on any actions or events which occurred prior to the date of this General Release, including, but not limited to, those related to, or arising from, Holder’s employment with the Companies, or the termination thereof, any claims under Title VII of the Civil Rights Act of 1964, the Federal Age Discrimination and Employment Act and the California Fair Employment and Housing Act (collectively, “Claims”). This General Release shall not, however, constitute a waiver of any of Holder’s rights (a) to indemnification under the Company’s certificate of incorporation or bylaws, under general corporate law or as an insured under any directors and officers liability insurance policy of the Company or (b) to pursue claims for or under any unemployment compensation, state disability insurance benefits pursuant to the terms of applicable state law or worker's compensation insurance policy or fund of the Company.
2.    Release of Unknown Claims. In addition, Holder expressly waives all rights under Section 1542 of the Civil Code of the State of California, which reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
3.    Older Worker’s Benefit Protection Act. Holder agrees and expressly acknowledges that this General Release includes a waiver and release of all claims which Holder has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this General Release:
(a)    That this General Release is written in a manner calculated to be understood by Holder.
(b)    The waiver and release of claims under the ADEA contained in this General Release do not cover rights or claims that may arise after the date on which Holder signs this General Release.
(c)    The rights to accelerated vesting of the performance share units and the right to receive shares of the Company’s common stock upon settlement of such units provide for consideration in addition to anything of value to which Holder is already entitled.
(d)    Holder is advised to consult an attorney before signing this General Release.
(e)    Holder is afforded twenty-one (21) days (or, in the event that Holder is terminated in connection with an exit incentive or other employment termination program, forty-five (45) days) after Holder is provided with this General Release to decide whether or not to sign this General Release. If Holder executes this General Release prior to the expiration of such period, Holder does so voluntarily and after having had the opportunity to consult with an attorney.

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(f)    In the event that any termination of Holder’s employment is in connection with an exit incentive or other employment termination program, Holder is provided with written information, calculated to be understood by the average individual eligible to participate, as to:
(i)    any class, unit, or group of individuals covered by such program, any eligibility factors for such program, and any time limits applicable to such programs; and
(ii)    the job titles and ages of all individuals eligible or selected for the program, and the ages of all individuals in the same job classification or organizational unit who are not eligible or not selected for the program.
(g)    Holder will have the right to revoke this General Release within seven (7) days of signing this General Release. In the event this General Release is revoked, this General Release will be null and void in its entirety, and Holder will not receive the benefits described in Paragraph 1 above.
(h)    If Holder wishes to revoke the General Release, Holder shall deliver written notice stating his or her intent to revoke this General Release to the Company’s Corporate Secretary on or before the seventh (7th) day after the date hereof.
4.    No Assignment of Claims. Holder represents and warrants to the Releasees that there has been no assignment or other transfer of any interest in any Claim which Holder may have against the Releasees, or any of them, and Holder agrees to indemnify and hold the Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer from such party.
5.    No Suits or Actions. Holder agrees that if he or she hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder, or in any manner asserts against the Releasees any of the Claims released hereunder, then he or she will pay to the Releasees against whom such suit or Claim is asserted, in addition to any other damages caused thereby, all attorneys’ fees incurred by such Releasees in defending or otherwise responding to said suit or Claim.
6.    No Admission. Holder further understands and agrees that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees.
HOLDER

________________________________________

Date:_________________________________

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